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Exhibit 5

September 17, 1996


Associates First Capital Corporation
250 E. Carpenter Freeway
Irving, Texas 75062-2729


Ladies and Gentlemen:

     I am Assistant General Counsel of Associates First Capital Corporation, a Delaware corporation (the "Company"). In that capacity, I have reviewed the Registration Statement on Form S-8 (the "Registration Statement") that is being filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act), with respect to the Deferred Compensation Obligations of the Company, relating to the Associates First Capital Corporation Agreement to Defer Phantom Stock Appreciation (the "Plan").

     I am familiar with the Restated Certificate of Incorporation and the By-Laws of the Company and with its affairs, including the action taken by the Company in connection with the Plan. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

     Based upon the foregoing, it is my opinion that:

     (1) The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

     (2) All necessary corporate proceedings have been taken to authorize the issuance of the Deferred Compensation Obligations being registered under the Registration Statement, and all such Deferred Compensation Obligations, when issued and sold in accordance with the Plan, will be legally issued, fully paid and non-assessable when the Registration Statement shall have become effective.

     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

                                   Very truly yours,

                                   /s/ Timothy M. Hayes
                                   Timothy M. Hayes
                                   Assistant General Counsel